UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MMA CAPITAL HOLDINGS, INC.

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        FOR IMMEDIATE RELEASE:

                May 8, 2020

MMA Capital Holdings Announces Annual Meeting Update

BALTIMORE, May 8, 2020 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (the “Company”) today announced that the Company’s 2020 Annual Meeting of the Shareholders (“Annual Meeting”) will be held as scheduled for Tuesday, May 19, 2020, at 1:00 p.m. ET at the Brewers Hill Hub Boardroom, 3700 O’Donnell Street, Baltimore, MD 21224.

Shareholders at the close of business on the record date, March 23, 2020, are entitled to participate in the Annual Meeting.  In order to vote your shares on the day of the meeting, you must attend the in-person session.  In order to ensure the presence of a quorum at the meeting, we strongly advise shareholders to vote their shares by Monday, May 18, 2020, which includes submitting your proxy by mail, voting telephonically, or voting online through www.proxyvote.com. Shareholders may alternatively vote their shares at the Annual Meeting, but even if you intend to attend the annual meeting in person, the Company strongly encourages you to submit a proxy through any of the preceding means.  In order to vote, you will need the control number from your Annual Meeting notice or, if you hold your shares in street name, a legal proxy from the record holder of your shares.  In addition, should you attend the Annual Meeting, you will need to present a government-issued ID. If you intend to vote on the day of the meeting, you will also need your control number or other evidence of ownership, such as a recent brokerage statement.  If you wish to attend the meeting in person, you must wear a face mask.

Due to public health considerations and shelter in place requirements, the Company will host a live audio webcast of the Annual Meeting, which will allow shareholders to listen to the business of the meeting and ask questions of management. The webcast can be accessed through the Company’s website at www.mmacapitalholdings.com, or by calling the toll-free numbers provided below.  The webcast will be in listen-only mode during the procedural aspects of the meeting. The Company will open the webcast for a question and answer session immediately following the conclusion of the procedural elements of the meeting.  You may call into the meeting at the information provided below, or if you prefer to email your question in advance you can reach the shareholder relations team at info@mmacapitalholdings.com in advance of the meeting.  Shareholders who wish to vote at the Annual Meeting must submit a proxy or voting instruction, as described above, or attend the Annual Meeting in person.

Conference Call Information

The conference call with investors will be webcast.  All interested parties are welcome to join the live webcast, which can be accessed through the Company’s web site at www.mmacapitalholdings.com (refer to the Shareholder Relations tab of our website for more information).  Participants may also join the conference call by dialing toll free 1-888-346-6987, or 1-412-902-4268 for international participants and 1-855-669-9657 for Canadian participants.

An archived replay of the event will be available approximately one hour after the event through May 26, 2020, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10143976).

About MMAC

MMA Capital Holdings, Inc. (“MMA Capital”) focuses on infrastructure-related investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders, with an emphasis on debt associated with renewable energy projects and infrastructure. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt

Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

www.mmacapitalholdings.com